EXHIBIT 24.1

SOUTHERN CALIFORNIA EDISON COMPANY

POWER OF ATTORNEY

The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and directors, pursuant to a resolution entitled “Financing Authorizations” adopted February 28, 2008 (the “Resolution”), do each hereby constitute and appoint STEPHEN E. PICKETT, THOMAS M. NOONAN, ROBERT C. BOADA, GEORGE T. TABATA, LINDA G. SULLIVAN, BARBARA E. MATHEWS, PAIGE W. R. WHITE, MICHAEL A. HENRY, DARLA F. FORTE, BONITA J. SMITH, and POLLY L. GAULT, or any of them, to act severally as attorney-in-fact, for and in their respective names, places, and steads, and on behalf of Southern California Edison Company, to execute, sign, and file or cause to be filed (i) one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Southern California Edison Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or both, one or more series of securities as authorized by the Resolution, and for the further purpose of qualifying under the Trust Indenture Act of 1939, as amended, one or more indentures relating to such securities; and (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents, to be filed by Southern California Edison Company with any stock exchange for the purpose of listing any of such securities; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 28th day of February, 2008.

SOUTHERN CALIFORNIA EDISON COMPANY

By:	/s/ Alan J. Fohrer
ALAN J. FOHRER
Chairman of the Board and Chief Executive Officer

Attest:

/s/ Barbara E. Mathews
BARBARA E. MATHEWS
Corporate Secretary

Principal Executive Officer and Director:

/s/ Alan J. Fohrer	Chairman of the Board and Chief Executive
ALAN J. FOHRER	Officer

Principal Financial Officer:

/s/ Thomas M. Noonan	Senior Vice President and Chief
THOMAS M. NOONAN	Financial Officer

Controller and Principal Accounting Officer

/s/ Linda G. Sullivan	Vice President and Controller
LINDA G. SULLIVAN

Southern California Edison Company

Power Of Attorney

Financing Authorizations Resolution

February 28, 2008

Additional Directors:

/s/ John E. Bryson	Director	/s/ Ronald L. Olson	Director
JOHN E. BRYSON		RONALD L. OLSON

/s/ Vanessa C.L. Chang	Director	/s/ James M. Rosser	Director
VANESSA C.L. CHANG		JAMES M. ROSSER

/s/ France A. Córdova	Director	/s/ Richard T. Schlosberg, III	Director
FRANCE A. CÓRDOVA		RICHARD T. SCHLOSBERG, III

/s/ Charles B. Curtis	Director	/s/ Robert H. Smith	Director
CHARLES B. CURTIS		ROBERT H. SMITH

/s/ Bradford M. Freeman	Director	/s/ Thomas C. Sutton	Director
BRADFORD M. FREEMAN		THOMAS C. SUTTON

/s/ Luis G. Nogales	Director	/s/ Brett White	Director
LUIS G. NOGALES		BRETT WHITE

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